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                                                                   EXHIBIT 10.13



                               SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into effective November 18, 1999 by and between INLAND RESOURCES INC. ("Company") and JOHN E. DYER ("Dyer").

         WHEREAS, Company and Dyer are parties to that certain Employment Agreement dated effective June 1, 1996, as amended to the date hereof (the "Employment Agreement"); and

         WHEREAS, a "Change of Control", as defined under the Employment Agreement, has occurred and Dyer has elected to receive his severance payment as provided for in the Employment Agreement; and

         WHEREAS, Dyer has agreed to defer his departure from the Company until December 31, 1999, or such earlier date provided herein, at the election of the Company, to allow for a smooth transition period and to assist the Company in restarting its drilling program; and

         WHEREAS, Effective December 31, 1999, or such earlier date provided herein at the option of the Company, Dyer will no longer be employed by Company, Dyer and Company desire to enter into mutual releases of liability; and

         WHEREAS, Company desires to terminate all options and warrants granted to Dyer and Dyer is agreeable with such termination.



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         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

                                    ARTICLE I
                       TERMINATION OF EMPLOYMENT AGREEMENT

         Effective upon execution of this Agreement, the Employment Agreement shall be deemed mutually terminated by Company and Dyer on the earlier of (i) December 31, 1999 or (ii) November 30, 1999 at the option of the Company. The Company shall pay to Dyer his severance payment of $157,500 (the "Severance Payment") in immediately available funds, as follows: (i) $78,750.00 on January 1, 2000 if Dyer's termination of employment is effective December 31, 1999, or December 1, 1999 if it is effective November 30, 1999; and $78,750.00 on April 1, 2000 if Dyer's termination of employment is effective December 31, 1999, or March 1, 2000 if it is effective November 30, 1999. On the effective date of the termination of Dyer's employment, Dyer shall cease to be an employee of Company. Company may elect to terminate Dyer's employment on November 30, 1999 by delivery of written notice of such termination to Dyer on or before 5:00 p.m., Denver time, on either such date. Until Dyer's termination of employment is effective, the Employment Agreement shall remain in effect, and Dyer's Base Salary shall be $157,500 on an annualized basis. The noncompetition provisions set forth in Section 8 of the Employment Agreement are hereby mutually terminated.



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         Dyer hereby agrees to resign from the Company's Board of Directors and the Board of Directors of Inland Production Company immediately upon the written request for such resignation delivered to Dyer by either (i) a majority of the remaining members of the Board of Directors of Company and Inland Production Company or (ii) TCW Asset Management Company.

                                   ARTICLE II
                       TERMINATION OF WARRANTS AND OPTIONS

         Dyer hereby agrees that all warrants and options heretofore granted to him shall be deemed to be cancelled and of no further force or effect.

                                   ARTICLE III
                       OPTION TO PURCHASE CARMAN PROPERTY

         Company has acquired by warranty deed dated May 19, 1995 (recorded in Book A251 at Page 284 in the Deed Records of Duchesne County, Utah) certain real estate located in Duchesne County, Utah (the "Carman Property"), which is subject to an All-Inclusive Deed of Trust with Assignment of Rents dated May 1, 1995 (the "Deed of Trust"), and which is further subject to a Lease Agreement dated June 5, 1995 with Joe Shields and Sons (the "Shields Lease") pursuant to which the Company leased the Carman Property to Joe Shields and Sons. Effective as of May 1, 2000 the Company grants to Dyer the exclusive option (the "Option") to purchase the Carman Property from the Company for $100 plus the assumption by Dyer of all of Company's obligations and duties under the Deed of Trust, provided the Company and Dyer obtain the consent of the Beneficiary of the Deed of Trust to the transfer of the Carman Property and related water rights to Dyer. Also, should Dyer elect to exercise his option, then within thirty (30) days after the election, the Company and Dyer shall enter into a mutually acceptable Surface Use Agreement. Such Surface



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Use Agreement shall generally afford the Company the same rights that exist for the Company today with respect to conducting operations on the property. The Option is exercisable by Dyer from and after May 1, 2000 through 5:00 p.m., Denver time, May 30, 2000 by delivery by Dyer to Company of Dyer's written election to exercise such option. If Dyer fails to notify Company in writing prior to 5:00 p.m., Denver time, on May 30, 2000 that he has elected to exercise the Option, the Option will expire without further action by either party and be of no further force or effect. The transfer of the Carman Property and related water rights to Dyer is conditioned, however, on receiving the Beneficiary's consent. The Company has agreed to exercise its rights under Section II of the Shields Lease Agreement to properly notify Joe Shields and Sons of Company's desire not to extend the Shields Lease. Company will not sell or grant any other person an option to purchase the Carman Property prior to the expiration of Dyer's rights to purchase granted hereunder.

                                   ARTICLE IV
                          MUTUAL RELEASE AND SETTLEMENT

         5.01 Company and Dyer agree to release each other from the claims and potential claims set forth below.

                  (a) Dyer, for himself and each of his successors, assigns, heirs, executors, administrators, and legal representatives, releases and forever discharges Company and its predecessors, successors and assigns, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the parties, for or because of any matter or thing done, omitted, or



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         suffered to be done by either of such parties prior to and including the date hereof, and including the effective date of Dyer's resignation as evidenced by an addendum to this Agreement to be executed by Dyer on the effective date of such termination, relating to the business or properties of Company and/or Dyer's relationship and dealings with Company of any nature whatsoever, including, without limitation, as an officer, director, employee or shareholder of Company; provided, however, such release does not release Company from any indemnification obligations it has to Dyer for any suit, action or proceeding brought against Dyer in his capacity as an officer, director, employee or shareholder of Company.

                  (b) Company, for itself and its predecessors, successors and assigns, releases and forever discharges Dyer and his successors, assigns, heirs, executors, administrators, and legal representatives, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the parties, for or because of any matter or thing done, omitted, or suffered to be done by Dyer prior to and including the date hereof, and including the effective date of Dyer's resignation as evidenced by an addendum to this Agreement to be executed by Company on the effective date of such termination, relating to the business or properties of Company and/or Dyer's relationship and dealings with Company of any nature whatsoever, including, without limitation, as an officer, director, employee or shareholder of Company.


         5.02 Each of the parties hereto acknowledges that such party has read and understands the



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effect of the above and foregoing mutual releases and settlements and executes same of such party's own free will and accord for the purposes and considerations set forth in this Agreement.

                                   ARTICLE V
                            CORPORATE OPPORTUNITIES

         Each of Company and Dyer agree that the release of Dyer set forth in
Section 5.01(b) does not release Dyer from his fiduciary responsibilities not to pursue corporate opportunities that have been brought to the Company on or before the date hereof or on or before the date his resignation as a director of the Company is effective, without the prior written consent of Company. A "corporate opportunity" shall be deemed to be any business opportunity or transaction brought to the Company by any party for consideration by the Company or any business opportunity or transaction for which the Company has incurred expenditures reviewing, researching, planning or developing.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF PARTIES

         Each of the parties hereto represents and warrants to the other party hereto that:

                  7.01 Such party has full legal power and authority to enter into and perform this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not result in the breach or termination of any provision of or constitute a default under any contract, agreement, instrument or other document to which such party is a party or by which such party or any of such party's property may be bound.



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                  7.02 Each party that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly authorized under applicable state and federal laws to conduct its business as heretofore conducted, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted; and the person signing this Agreement on behalf of such party has been duly authorized to sign this Agreement and any further agreements or instruments referenced herein.

                  7.03 This Agreement has been duly executed by, and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or similar laws of general application affecting enforcement of rights of creditors and by general equity principles, including, but not limited to, those restricting specific enforcement.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         8.01 Each of the parties hereto hereby agree that after the closing of the transactions contemplated herein, it or he will from time to time, upon the reasonable request of the other party hereto, take such further action as such other party may reasonably request to carry out the transactions contemplated by this Agreement.



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         8.02 This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

         8.03 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         8.04 This Agreement and the agreements referenced herein collectively contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and cannot be amended without the written consent of the parties hereto.

         8.05 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         8.06 The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.07 In the event this Agreement or the breach thereof gives rise to any litigation between the parties hereto, the prevailing party in such litigation shall be entitled to have and recover from the losing party costs of such litigation, including reasonable attorneys' fees, as may be determined by the court and judgment for the recovery of such cost, including attorneys' fees, shall be included in any final judgment or decree entered by the court where such litigation is brought.



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         EXECUTED as of the date and year first above written.


                                              INLAND RESOURCES INC.


                                              By: /s/ Bill I. Pennington
                                                  ------------------------------
                                                  Bill I. Pennington,
                                                  Chief Executive Officer


                                              /s/ John E. Dyer
                                              ----------------------------------
                                              JOHN E. DYER, Individually



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